As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp Montana, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-1449820
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1400 Prospect Avenue
Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES

(Full title of the Plan)

Peter J. Johnson

Chief Executive Officer

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Lloyd H. Spencer, Esq.

Nixon Peabody LLP

799 9th Street NW, Suite 500

Washington, D.C. 20001

(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

This Registration Statement registers an additional 100,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File Nos. 333-182360, 333-204452, 333-218211 and 333-238769), filed with the Securities and Exchange Commission on June 27, 2012, May 26, 2015, May 24, 2017 and May 29, 2020, respectively, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

EXHIBIT INDEX

*5.1	Opinion of Nixon Peabody LLP

10.1	Amendment No. 4 to the 2011 Stock Incentive Plan for Directors, Officers and Employees (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on April 27, 2022)

23.1	Consent of Nixon Peabody LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)

*23.2	Consent of Moss Adams LLP

24.1	Power of Attorney (Included on the signature page to this Registration Statement)

*107	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helena, State of Montana, on the 27th day of May, 2022.

EAGLE BANCORP MONTANA, INC.

By:	/s/ Peter J. Johnson
Peter J. Johnson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Peter J. Johnson and Laura F. Clark and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter J. Johnson	Director and Chief Executive Officer	May 27, 2022
Peter J. Johnson	(Principal Executive Officer)

/s/ Laura F. Clark	Director and President	May 27, 2022
Laura F. Clark

/s/ Miranda J. Spaulding	Senior Vice President and Chief	May 27, 2022
Miranda J. Spaulding	Financial Officer
(Principal Financial
and Accounting Officer)

/s/ Rick F. Hays	Chairman	May 27, 2022
Rick F. Hays

/s/ Thomas J. McCarvel	Vice Chairman	May 27, 2022
Thomas J. McCarvel

/s/ Maureen J. Rude	Director	May 27, 2022
Maureen J. Rude

/s/ Shavon R. Cape	Director	May 27, 2022
Shavon R. Cape

/s/ Tanya S. Chemodurow	Director	May 27, 2022
Tanya S. Chemodurow

/s/ Kenneth M. Walsh	Director	May 27, 2022
Kenneth M. Walsh

/s/ Corey Jensen	Director	May 27, 2022
Corey Jensen

/s/ Benjamin G. Ruddy	Director	May 27, 2022
Benjamin G. Ruddy

/s/ Cynthia A. Utterback	Director	May 27, 2022
Cynthia A. Utterback

/s/ Samuel D. Waters	Director	May 27, 2022
Samuel D. Waters